SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange
                               Act of 1934



       Date of Report (Date of earliest event reported) June 29, 1998



                           TECHDYNE, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)



           Florida                  0-14659            59-1709103
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(State or other jurisdiction      (Commission        (IRS Employer
      of incorporation)           File Number)     Identification No.)



      2230 West 77th Street, Hialeah, Florida           33016
     ----------------------------------------        ----------
     (Address of principal executive offices)        (Zip Code)




   Registrant's telephone number, including area code (305) 556-9210
                                                      --------------

Item 5.  Other Events

     The Company acquired Lytton Incorporated, a Delaware corporation ("Lytton") in July, 1997 pursuant to a stock purchase agreement ("Agree-ment") for $2,500,000 and 300,000 shares of common stock, $.01 par value, of the Company ("Techdyne Common Stock") and certain incentive compensation. Pursuant to the Agreement, the Company had guaranteed the amount of consideration to be received by Patricia Crossley, the singular selling shareholder of Lytton, up through July 30, 1998 for the sale of the Techdyne Common Stock. The guaranty is for $2,400,000 ("Guaranteed Proceeds") subject to Lytton satisfying certain pre-tax earnings ("Earnings Level"), otherwise the guarantee is fo $2,000,000, and requires the shares to be sold on or before July 30, 1998. If the selling shareholder realizes an amount less than the Guaranteed Proceeds upon the sale of her Techdyne Common Stock, the Company would make up the difference, at the discretion of the Company, in either cash or additional common stock of the Company.

     On June 29, 1998, Patricia Crossley and the Company entered into Amendment No. 1 to the Agreement ("Amendment No. 1") modifying the guaranty to provide that the selling shareholder shall sell on or prior to July 31, 1998 such number of her Techdyne Common Stock to yield aggregate gross proceeds of no more than $1,300,000. The balance of the Techdyne Common Stock, defined as the Remaining Techdyne Common Stock, may be sold at any time thereafter, and the Company will issue to Patricia Crossley that amount of its common stock, if necessary, to insure that the Remaining Techdyne Common Stock shall be 150,000 shares. The Remaining Techdyne Common Stock is, subject to satisfaction of the Earnings Level, guaranteed for gross proceeds of no less than $1,100,000 ("Guaranteed Amount") if sold on or prior to July 31, 1999 ("Extended Guaranty Period"). If sales of the Remaining Techdyne Common Stock provides the selling shareholder with less than the Guaranteed Amount, the Company shall provide her the difference in cash or additional common stock of the Company, or a combination of both, at the dis-cretion of the Company. The Extended Guaranty terminates if the Remaining Techdyne Common Stock is sold beyond the Extended Guaranty Period, or if the last sales price per share of the Company's Common Stock during the Extended Guaranty Period was, for a 20 trading day period in any 30 consecutive trading day period, at least 40% more than the per share price of the Remaining Techdyne Common Stock determined by dividing the Guaranteed Amount by the Remaining Techdyne Common Stock. Any sums realized by the selling shareholder in excess of the Guaranteed Amount belongs to the selling shareholder.

     On June 30, 1998, four officers of the Company (three of whom are directors) executed their 1994 incentive stock options, exercisable at $1.00 per share, for an aggregate of 115,000 shares of Common Stock.
The exercise was accomplished with cash for the par value amount of the shares acquired with the balance in three year recourse promissory notes at 5.16% annual interest. The notes are secured with the Common Stock acquired upon exercise of the options, which shares are being held in escrow pending payment of the promissory notes. The Common Stock so acquired may be voted by the shareholder until a default, if any, in payment of principal or interest of the promissory note.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a) Financial statements of businesses acquired

         Not Applicable

     (b) Pro forma financial information

         Not Applicable

     (c) Exhibits

         (2)  Plan of acquisition

              (i) Stock Purchase Agreement between Patricia Crossley, Lytton Incorporated and the Company dated July 31, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated August 12, 1997,
                   Item 7(c)(2)(i)).

         (99) Additional Exhibits

              (i) Amendment to Stock Purchase Agreement between the Company and Patricia Crossley dated June 29, 1998.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TECHDYNE, INC.

                                  /s/ Thomas K. Langbein
                               By--------------------------------
                                 THOMAS K. LANGBEIN, Chairman
                                 of the Board and Chief Executive
                                 Officer

Dated:  July 6, 1998